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                                                                    Exhibit 23.3



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Applied Power Inc. pertaining to the ZERO Corporation Retirement Savings Plan of our report dated March 23, 1998, on the consolidated financial statements of VERO Group plc as at December 31, 1997, and for the year then ended included in the Amendment No. 1 (Form 8-K/A) to the Current Report
(Form 8-K) of Applied Power Inc. dated June 30, 1998, filed with the Securities and Exchange Commission.


                                       ERNST & YOUNG


Southampton, England
August 12, 1998